UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Current Report on
FORM 8-K/A

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2016

AMERICAN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, Suite 310 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 457-6060
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 29, 2016, American Midstream Partners, LP (the "Partnership") filed a Current Report on Form 8-K (the "Original Filing") in connection with the purchase of membership interests in certain midstream entities.

On April 25, 2016 and April 27, 2016, American Midstream Emerald, LLC ("Emerald"), a wholly-owned indirect subsidiary of the Partnership, entered into two Purchase and Sale Agreements with Emerald Midstream, LLC, an affiliate of Arclight Capital Partners, LLC ("ArcLight") the majority owner of our General Partner, for the purchase of membership interests in certain entities.

On April 25, 2016, Emerald entered into a Purchase and Sale Agreement for the purchase of membership interests in entities that own and operate natural gas pipeline systems in and around Louisiana, Alabama, Mississippi, and the Gulf of Mexico (the "Pipeline Purchase Agreement") in exchange for a purchase price of approximately $186.3 million. Pursuant to the Pipeline Purchase Agreement, Emerald acquired (i) 16-2/3% of the issued and outstanding membership interests of Tri-States NGL Pipeline, L.L.C., (ii) 25.3% of the issued and outstanding membership interests of Wilprise Pipeline Company, L.L.C., and (iii) 49-2/3% of the issued and outstanding membership interests of Destin Pipeline Company, L.L.C. (the "Pipeline Transaction").

On April 27, 2016, Emerald entered into a Purchase and Sale Agreement for the purchase of 66-2/3% of the issued and outstanding membership interests of Okeanos Gas Gathering Company, LLC, in exchange for a purchase price of approximately $27.4 million (such Purchase and Sale Agreement, the "Okeanos Purchase Agreement," and such transaction, the "Okeanos Transaction," and together with the Pipeline Transaction, the "Emerald Transactions").

The Emerald Transactions will be recorded at Emerald Midstream, LLC's carrying value as of the closing date, as these represent transactions between entities under common control, with the difference between the carrying value and the purchase price recorded as an increase to the general partners' capital account.

The Partnership is filing this Amendment No. 1 to the Current Report on Form 8-K to provide certain audited and unaudited financial statements of the entities underlying the Emerald Transactions and unaudited pro forma condensed consolidated financial statements of the Partnership, each as required by Item 9.01(a) and Item 9.01(b) of Form 8-K. This information was not available at the time of the Original Filing.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The financial statements of Destin Pipeline Company, L.L.C. as of March 31, 2016 and for the three months ended March 31, 2016 and 2015 (unaudited) and as of December 31, 2015 and for the year then ended (audited), including the notes thereto, are filed herewith as Exhibit 99.1.

The financial statements of Okeanos Gas Gathering Company, LLC as of March 31, 2016 and for the three months ended March 31, 2016 and 2015 (unaudited) and as of December 31, 2015 and for the year then ended (audited), including the notes thereto, are filed herewith as Exhibit 99.2.

The financial statements of Tri-States NGL Pipeline, L.L.C. as of March 31, 2016 and for the three months ended March 31, 2016 and 2015 (unaudited) and as of December 31, 2015 and for the year then ended (audited), including the notes thereto, are filed herewith as Exhibit 99.3.

The financial statements of Wilprise Pipeline Company, L.L.C. as of March 31, 2016 and for the three months ended March 31, 2016 and 2015 (unaudited) and as of December 31, 2015 and for the year then ended (audited), including the notes thereto, are filed herewith as Exhibit 99.4.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated financial statements of American Midstream Partners, LP as of March 31, 2016 and for the three months ended March 31, 2016 and for the year ended December 31, 2015, including the notes thereto, are filed herewith as Exhibit 99.5.

(d) Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement by and between Emerald Midstream, LLC and American Midstream Emerald, LLC dated April 25, 2016 (previously filed).
2.2	Purchase and Sale Agreement by and between Emerald Midstream, LLC and American Midstream Emerald, LLC dated April 27, 2016 (previously filed).
23.1*	Consent of Independent Auditors - Ernst & Young LLP
23.2*	Consent of Independent Auditors - Deloitte & Touche LLP
99.1*
Destin Pipeline Company, L.L.C. Financial Statements as of March 31, 2016 and for the three months ended March 31, 2016 and 2015 (unaudited) and as of December 31, 2015 and for the year then ended (audited), including the notes thereto.

99.2*
Okeanos Gas Gathering Company, LLC Financial Statements as of March 31, 2016 and for the three months ended March 31, 2016 and 2015 (unaudited) and as of December 31, 2015 and for the year then ended (audited), including the notes thereto.

99.3*
Tri-States NGL Pipeline, L.L.C. Financial Statements as of March 31, 2016 and for the three months ended March 31, 2016 and 2015 (unaudited) and as of December 31, 2015 and for the year then ended (audited), including the notes thereto.

99.4*
Wilprise Pipeline Company, L.L.C. Financial Statements as of March 31, 2016 and for the three months ended March 31, 2016 and 2015 (unaudited) and as of December 31, 2015 and for the year then ended (audited), including the notes thereto.

99.5*
Unaudited Pro Forma Condensed Consolidated Financial Statements of American Midstream Partners, LP as of March 31, 2016 and for the three months ended March 31, 2016 and for the year ended December 31, 2015, including the notes thereto.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Midstream Partners, LP

By: American Midstream GP, LLC,
its General Partner

Date: July 7, 2016	By:	/s/ Daniel C. Campbell
	Name:	Daniel C. Campbell
	Title:	Senior Vice President and Chief Financial Officer